Exhibit 10.11

1550 Bryant Street, Suite 200

San Francisco, CA 94103

August 20, 2020

Christopher Farinacci

Dear Chris,

You are currently employed by Asana, a Delaware corporation (the “Company”), as its Head of Business. This letter confirms the existing terms and conditions of your employment and your role as Chief Operating Officer.

1.

POSITION. You will serve in a full-time capacity as Chief Operating Officer reporting to the Company’s Chief Executive Officer, working at our facility located in San Francisco, CA. Subject to the other provisions of this letter agreement, we may change your position, duties, and work location from time to time at our discretion.

2.

EMPLOYEE BENEFITS. As a regular employee of the Company, you are eligible to participate in the Company’s standard benefits, subject to the terms and conditions of such plans and programs. Subject to the other provisions of this letter agreement, we may change compensation and benefits from time to time at our discretion.

3.

SALARY. Your annual base salary is $573,000, payable in semi-monthly installments in accordance with the Company’s standard payroll practices for salaried employees. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time.

4.

EQUITY. You have been granted various equity interests in the Company. Those equity interests shall continue to be governed in all respects by the terms of the applicable equity agreements, grant notices, and equity plans.

5.	CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. You remain subject to the terms of the Confidential Information and Invention Assignment Agreement that you previously executed.

6.

PERIOD OF EMPLOYMENT. Your employment with the Company remains “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. This remains the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.

7.	SEVERANCE. You will be eligible for severance benefits under the terms and conditions of the Company’s Executive Severance and Change in Control Benefit Plan.

8.

INDEMNIFICATION. You will be provided with indemnification to the maximum extent permitted by law by the Company’s directors and officers insurance policies, if any, and the Indemnification Agreement between you and the Company, dated August 20, 2020.

9.

AMENDMENT. This letter agreement (except for terms reserved to the Company’s discretion) may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company.

10.

ARBITRATION. To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this agreement, your employment with the Company, or the termination of your employment, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by JAMS or its successor, under JAMS’ then applicable rules and procedures for employment disputes before a single arbitrator (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. In addition, all claims, disputes, or causes of action under this section, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, including, without limitation, claims brought pursuant to the California Private Attorneys General Act of 2004, as amended, the California Fair Employment and Housing Act, as amended, and the California Labor Code, as amended, to the extent such claims are not permitted by applicable law(s) to be submitted to mandatory arbitration and the applicable law(s) are not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). In the event you intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. You will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration under this agreement shall be decided by the arbitrator. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS arbitration fees in excess of the administrative fees that you would be required to pay if the dispute were decided in a court of law. Nothing in this letter agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

* * *

This letter, together with your Confidential Information and Invention Assignment Agreement, equity agreements, and other agreements referenced herein, forms the complete and exclusive statement of your employment agreement with the Company and supersedes any other agreements or promises made to you by anyone, whether oral or written, with respect to the subject matter hereof. If any provision of this offer letter agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this offer letter agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This letter may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes.

[Signature page follows.]

Please sign and date this letter below to indicate your agreement with its terms.

Sincerely,

/s/ Dustin Moskovitz
Dustin Moskovitz Chief Executive Officer

ACCEPTED AND AGREED TO:

/s/ Christopher Farinacci
Christopher Farinacci Dated: 08/20/2020

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